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                                                                    EXHIBIT 1(a)




                     AIM VARIABLE INSURANCE FUNDS, INC.
                           ARTICLES SUPPLEMENTARY

         AIM VARIABLE INSURANCE FUNDS, INC., a Maryland corporation, having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The aggregate number of shares of Common Stock of the Corporation is increased by one billion (1,000,000,000) shares, which are classified and allocated as follows: two hundred fifty million (250,000,000) shares to AIM V.I. Aggressive Growth Fund, two hundred fifty million (250,000,000) shares to AIM V.I. Balanced Fund, two hundred fifty million (250,000,000) shares to AIM V.I. Capital Development Fund and two hundred fifty million (250,000,000) shares to AIM V.I. High Yield Fund. The shares of AIM V.I. Aggressive Growth Fund, AIM V.I. Balanced Fund, AIM V.I. Capital Development Fund and AIM V.I. High Yield Fund as so classified by the Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in ARTICLE FIFTH, paragraph (b) of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to stock of the Corporation generally.

         SECOND: Immediately before the increase in the aggregate number of shares as set forth in Article FIRST hereto, the Corporation was authorized to issue 2,500,000,000 shares of the par value of $.001 each and of the aggregate par value of $2,500,000, of which 250,000,000 shares were initially classified as AIM V.I. Capital Appreciation Fund shares, 250,000,000 shares were initially classified as AIM V.I. Diversified Income Fund shares, 250,000,000 shares were initially classified as AIM V.I. Global Utilities Fund shares, 250,000,000 shares were initially classified as AIM V.I. Government Securities Fund shares, 250,000,000 shares were initially classified as AIM V.I. Growth Fund shares, 250,000,000 shares were initially classified as AIM V.I. Growth and Income Fund shares, 250,000,000 shares were initially classified as AIM V.I. International Equity Fund shares, 250,000,000 shares were initially classified as AIM V.I. Money Market Fund shares, 250,000,000 shares were initially classified as AIM V.I. Value Fund shares and the balance of which were unclassified.

         THIRD: As hereby increased, the total number of shares of stock which the Corporation has authority to issue is 3,500,000,000 shares of the par value of $.001 each and of the aggregate par value of $3,500,000, of which 250,000,000 shares are classified as AIM V.I. Aggressive Growth




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Fund shares, 250,000,000 shares are classified as AIM V.I. Balanced Fund shares, 250,000,000 shares are classified as AIM V.I. Capital Appreciation Fund shares, 250,000,000 shares are classified as AIM V.I. Capital Development Fund shares, 250,000,000 shares are classified as AIM V.I. Diversified Income Fund shares, 250,000,000 shares are classified as AIM V.I. Global Utilities Fund shares, 250,000,000 are classified as AIM V.I. Government Securities Fund shares, 250,000,000 are classified as AIM V.I. Growth Fund shares, 250,000,000 are classified as AIM V.I. Growth and Income Fund shares, 250,000,000 shares are classified as AIM V.I. High Yield Fund shares, 250,000,000 are classified as AIM V.I. International Equity Fund shares, 250,000,000 are classified as
AIM V.I. Money Market Fund shares, 250,000,000 are classified as AIM V.I. Value Fund shares and the balance of which are unclassified.

         FOURTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

         FIFTH: The Board of Directors of the Corporation increased the total number of shares of Common Stock the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the shares of AIM V.I. Aggressive Growth Fund, AIM V.I. Balanced Fund, AIM V.I. Capital Development Fund and AIM V.I. High Yield Fund under authority contained in the Charter of the Corporation.

         The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, AIM VARIABLE INSURANCE FUNDS, INC. has caused these Articles Supplementary to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on February 2, 1998.

                                       AIM VARIABLE INSURANCE FUNDS, INC.


                                       By: /s/ Robert H. Graham
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                                               President

Witness:

     /s/ Nancy L. Martin
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         Assistant Secretary





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